     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2000

                                                          REGISTRATION NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            ------------------------

                           TD WATERHOUSE GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                             DELAWARE                                            13-4056516
  (State or Other Jurisdiction of Incorporation or Organization)    (IRS Employer Identification Number)

            100 WALL STREET, NEW YORK, NY                                          10005
       (Address of Principal Executive Offices)                                  (Zip Code)

              1999 TD WATERHOUSE GROUP, INC. STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              STEPHEN D. MCDONALD
                            CHIEF EXECUTIVE OFFICER
                           TD WATERHOUSE GROUP, INC.
                                100 WALL STREET
                            NEW YORK, NEW YORK 10005
                    (Name and Address of Agent For Service)

                                 (212) 806-3500
         (Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:


           LEE MEYERSON, ESQ.                       RICHARD H. NEIMAN, ESQ.
       SIMPSON THACHER & BARTLETT                  TD WATERHOUSE GROUP, INC.
          425 LEXINGTON AVENUE                          100 WALL STREET
     NEW YORK, NEW YORK 10017-3954                 NEW YORK, NEW YORK 10005
             (212) 455-2000                             (212) 806-3500

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                  PROPOSED
                                                                  MAXIMUM         PROPOSED MAXIMUM     AMOUNT OF
                                             AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED        REGISTERED       PER SHARE (a)         PRICE (a)          FEE (a)
-------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value per share         700,000           $24.00             $16,800,000       $4,435.20

==================================================================================================================


(a) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of $24 per share, the price at which all of the options may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  Plan Information*

ITEM 2.  Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information called for in Part I of Form S-8 will be sent or given to employees awarded options under the 1999 TD Waterhouse Group, Inc. Stock Incentive Plan (the "Plan"), adopted by TD Waterhouse Group, Inc. (the "Company" or the "Registrant") and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference

      The following documents filed by the Company with the Commission are incorporated herein by reference: (i) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on June 17, 1999 and as may be further amended, modified or superseded by any report or amendment filed with the Commission for the purpose of updating such description; (ii) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999; (iii) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2000 and April 30, 2000; and (iv) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since October 31, 1999.

      In addition to the foregoing, all other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities

      Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel

      Not Applicable.

ITEM 6.  Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

Section 145 of the DGCL authorizes a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

Our charter provides for the indemnification of our officers and directors (the "Indemnitees") to the fullest extent permitted by applicable law. Delaware law currently permits a Delaware corporation (i) to indemnify any officer or director in any third-party or governmental actions against them for expenses, judgments, fines and amounts paid in settlement and, in derivative actions, for expenses, if the Indemnitee acted in good faith and in the manner he believed to be in or not opposed to the best interest of such corporation and (ii) to advance expenses in any action, provided that such officer or directors agrees to reimburse the corporation if it is ultimately determined that he was not entitled to indemnification.

ITEM 7.  Exemption from Registration Claimed

      Not applicable.

ITEM 8.  Exhibits

      The following exhibits are filed as part of this Registration Statement:

       EXHIBIT
       NUMBER                                 EXHIBIT
       -------                                -------
       4.1            1999 TD Waterhouse Group, Inc. Stock Incentive Plan.

       4.2            Amended and Restated Certificate of Incorporation of TD
                      Waterhouse Group, Inc. (incorporated by reference to exhibit number 3.1 to the Company's Registration
                      Statement on Form S-1, as amended, File No. 333-77521).

       4.3            Amended and Restated By-laws of TD Waterhouse Group, Inc.
                      (incorporated by reference to exhibit number 3.2 to the Company's Registration Statement on Form S-1, as amended,
                      File No. 333-77521).

       5 Opinion of Simpson Thacher & Bartlett as to the validity of common stock.

       23.1           Consent of PricewaterhouseCoopers LLP.

       23.2           Consent of Simpson Thacher & Bartlett (contained in
                      Exhibit 5).

ITEM 9.  Undertakings

(a) The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 27, 2000.

                            TD WATERHOUSE GROUP, INC.
                            (Registrant)

                            By:/s/Stephen D. McDonald
                               ------------------------------------------------
                            Name:   Stephen D. McDonald
                            Title:  Chief Executive Officer and Deputy Chairman

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                           Title                                                 Date
      ---------                           -----                                                 ----
/s/ A. Charles Baillie                    Chairman of the Board                                 June 27, 2000
----------------------
A. Charles Baillie

/s/ Stephen D. McDonald                   Deputy Chairman,                                      June 27, 2000
-----------------------                   Chief Executive Officer and Director
Stephen D. McDonald                       (Principal Executive Officer)


/s/ Frank J. Petrilli                     President, Chief Operating Officer                    June 27, 2000
---------------------                     and Director
Frank J. Petrilli

/s/ John G. See                           Vice Chairman of the Board and Director               June 27, 2000
---------------
John G. See

/s/ Lawrence M. Waterhouse, Jr.           Director                                              June 27, 2000
-------------------------------
Lawrence M. Waterhouse, Jr.

/s/ Dr. Wendy K. Dobson                   Director                                              June 27, 2000
-----------------------
Dr. Wendy K. Dobson

/s/ Steven B. Dodge                       Director                                              June 27, 2000
---------------------------
Steven B. Dodge

/s/ Leo J. Hindery, Jr.                   Director                                              June 27, 2000
-----------------------
Leo J. Hindery, Jr.

/s/ John M. Thompson                      Director                                              June 27, 2000
--------------------
John M. Thompson

/s/ B. Kevin Sterns                       Executive Vice President                              June 27, 2000
-------------------                       and Chief Financial Officer
B. Kevin Sterns                           (Principal Financial and Accounting Officer)

                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER                                 EXHIBIT
       -------                                -------
       4.1            1999 TD Waterhouse Group, Inc. Stock Incentive Plan.

       4.2            Amended and Restated Certificate of Incorporation of TD
                      Waterhouse Group, Inc. (incorporated by reference to exhibit number 3.1 to the Company's Registration
                      Statement on Form S-1, as amended, File No. 333-77521).

       4.3            Amended and Restated By-laws of TD Waterhouse Group, Inc.
                      (incorporated by reference to exhibit number 3.2 to the Company's Registration Statement on Form S-1, as amended,
                      File No. 333-77521).

       5 Opinion of Simpson Thacher & Bartlett as to the validity of common stock.

       23.1           Consent of PricewaterhouseCoopers LLP.

       23.2           Consent of Simpson Thacher & Bartlett (contained in
                      Exhibit 5).